                                                         Exhibit 3.1(i) - Part 1
                                                         -----------------------

                           ARTICLES OF INCORPORATION

                                       OF

                          SOLAR ENERGY RESEARCH CORP.

                                 OF CALIFORNIA


                                       I

   The name of this corporation is Solar Energy Research Corp. of California.

                                       II

   The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

   The name and address of this corporation's initial agent for service of process in the State of California is:

                                Warren Dillard
                        353 Vintage Park Drive, Suite H
                             Foster City, CA 94404

                                       IV

   This corporation is authorized to issue two classes of stock, designated as Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Common which this corporation is authorized to issue is 100,000,000, and the total number of shares of Preferred which this corporation is authorized to issue is 10,000,000. The Preferred shares authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences and privileges of any wholly unissued class or series of Preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them.

                                       V

   Section 1.  Limitation of Directors' Liability.  The liability of the
               ----------------------------------
directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

   Section 2.  Indemnification of Corporate Agents.  This corporation is
               -----------------------------------
authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

   Section 3.  Repeal or Modification.  Any repeal or modification of the
               ----------------------
foregoing provisions of this Article V by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


Date:  August 29, 1996



                           /s/ THOMAS C. DEFILIPPS
                           ----------------------------------
                           Thomas C. DeFilipps, Incorporator

                                                         Exhibit 3.1(i) - Part 2
                                                         -----------------------

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                      OF
                          SOLAR ENERGY RESEARCH CORP.
                                 OF CALIFORNIA

The undersigned certifies that:


1. The undersigned is the President and Secretary of Solar Energy Research Corp. of California, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

"The name of this corporation is Telegen Corporation."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 1,000 Common. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

The undersigned further declares under penalty or perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.


Date: September 25, 1996



                                 /s/ James Wiegand
                                 ---------------------------------------
                                 James Wiegand, President and Secretary